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Exhibit 5

GARY STEVEN FINDLEY & ASSOCIATES

Gary Steven Findley*	A PROFESSIONAL CORPORATION	Telephone
Thomas Q. Kwan	ATTORNEYS AT LAW	(714) 630-7136
Laura Dean-Richardson		Telecopier
Debra L. Barbin	1470 NORTH HUNDLEY STREET	(714) 630-7910
	ANAHEIM, CALIFORNIA 92806	(714) 630-2279

*
A Professional Corporation

May 20, 2003

The Bank Holdings
9990 Double R Boulevard
Reno, Nevada 89521

Re:    Registration Statement on Form S-4EF

Gentlemen:

        At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 1,457,830 shares of your common stock, $0.01 par value (the "common stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the common stock.

        It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the common stock, the common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to said Registration Statement.

Respectfully submitted,
GARY STEVEN FINDLEY & ASSOCIATES
By:	/s/ GARY STEVEN FINDLEY Gary Steven Findley Attorney at Law

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  Exhibit 5